UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

Keane Group, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-37988	38-4016639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2121 Sage Road, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-0381

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

ABL Facility

On February 17, 2017 (the "Effective Date"), Keane Group, Inc. (the “Company”), Keane Group Holdings, LLC, Keane Frac, LP, KS Drilling, LLC (together with Keane Group Holdings, LLC, Keane Frac, LP and each other person that becomes a Borrower under the ABL Facility in accordance with the terms thereof, the "ABL Borrowers") and the ABL Guarantors (as defined below) entered into an asset-based revolving credit agreement (the "ABL Facility") with each lender from time to time party thereto and Bank of America, N.A. as administrative agent and collateral agent. The ABL Facility replaces the Amended and Restated Revolving Credit and Security Agreement, dated as of August 8, 2014 (as amended), by and among KGH Intermediate Holdco II, LLC, Keane Frac, LP, KS Drilling, LLC, Keane Frac ND, LLC and Keane Frac TX, LLC, as borrowers, KGH Intermediate Holdco I, LLC and Keane Frac GP, LLC, in their capacity as guarantors, the lenders party thereto and PNC Bank, National Association, as agent lenders, which agreement was terminated in connection with the effectiveness of the ABL Facility.  No early termination fees were incurred by the Company in connection with such termination. The following is a summary of the material provisions of the ABL Facility. It does not include all of the provisions of the ABL Facility, does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Facility, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Structure. The ABL Facility provides for a $150 million revolving credit facility (with a $20 million subfacility for letters of credit), subject to a borrowing base (as described below). In addition, subject to approval by the applicable lenders and other customary conditions, the ABL Facility allows for an increase in commitments of up to $75 million.

Maturity. The loans arising under the initial commitments under the ABL Facility, that have not been extended, mature on February 17, 2022; provided, however, that to the extent the debt arising under the note purchase agreement has not been repaid in full, such loans mature on the date that is 91 days prior to the earliest maturity date set forth in the note purchase agreement. The loans arising under any tranche of extended loans or additional commitments mature as specified in the applicable extension amendment or increase joinder, respectively.

Borrowing Base. The amount of loans and letters of credit available under the ABL Facility is limited to, at any time of calculation, an amount equal to (a) 85% multiplied by the amount of eligible billed accounts; plus (b) 75% multiplied by the amount of eligible unbilled accounts; provided, that the amount attributable to clause (b) may not exceed 20% of the borrowing base (after giving effect to any reserve, this limitation and the limitation set forth in the proviso in clause (c)); plus (c) the lesser of (i) 70% of the cost and (ii) 85% of the appraised value of eligible inventory and eligible frac iron; provided, that the amount attributable to clause (c) may not exceed 15% of the borrowing base (after giving effect to any reserve, this limitation and the limitation set forth in the proviso in clause (b)); minus (d) the then applicable amount of all reserves.

Interest. Amounts outstanding under the ABL Facility bear interest at a rate per annum equal to, at Keane Group Holdings, LLC’s option, (a) the base rate, plus an applicable margin equal to (x) if total net leverage is greater than 4.0:1.0, 3.50%, (y) if the total net leverage ratio is less than or equal to 4.0:1.0 but greater than 3.5:1.0, 3.25% or (z) if the total net leverage ratio is less than or equal to 3.5:1.0, 3.00%, or (b) the adjusted LIBOR rate for such interest period, plus an applicable margin equal to (x) if total net leverage is greater than 4.0:1.0, 4.50%, (y) if the total net leverage ratio less than or equal to 4.0:1.0 but greater than 3.5:1.0, 4.25% or (z) if the total net leverage ratio is less than or equal to 3.5:1.0, 4.00%. The margin is set at the highest level until the first day following the second full fiscal quarter ending after the Effective Date of the ABL Facility and the total net leverage ratio is determined on the last day of the most recent fiscal quarter then ended. Following an event of default, the ABL Facility bears interest at the rate otherwise applicable to such loans at such time plus an additional 2.00% per annum during the continuance of such event of default, and the letter of credit fees increase by 2.00%.

Guarantees. Subject to certain exceptions as set forth in the definitive documentation for the ABL Facility, the amounts outstanding under the ABL Facility are guaranteed by the Company, KGH Intermediate Holdco I, LLC, KGH Intermediate Holdco II, LLC, Keane Frac GP, LLC, each ABL Borrower (other than with respect to its own obligations) and each subsidiary of the Company that will be required to execute and deliver a facility guaranty after the Effective Date (collectively, the "ABL Guarantors").

Security. Subject to certain exceptions as set forth in the definitive documentation for the ABL Facility, the obligations under the ABL Facility are (a) secured by a first-priority security interest in and lien on substantially all of the accounts receivable; inventory; chattel paper, instruments and documents related to accounts, receivables, inventory, equipment securing the ABL Facility; lender-provided hedges; cash; deposit accounts and cash and cash equivalents credited thereto; payment intangibles, general intangibles, commercial tort claims and books and records related to any of the foregoing; rights to business interruption insurance; and supporting obligations of the company and its subsidiaries that are ABL Borrowers or ABL Guarantors under the ABL Facility (collectively, the “ABL Facility Priority Collateral”) and (b) subject to certain exceptions, secured on a second-priority security interest in and lien on substantially all of the assets of the Company and the ABL Guarantors to the extent not constituting ABL Facility Priority Collateral.

Fees. Certain customary fees are payable to the lenders and the agents under the ABL Facility.

Affirmative and Negative Covenants. The ABL Facility contains various affirmative and negative covenants (in each case, subject to customary exceptions as set forth in the definitive documentation for the ABL Facility).

Financial Covenants. The ABL Facility provides that if any of (a) an event of default is occurring and continuing, (b) if no loan or letter of credit (other than any letter of credit that has been cash collateralized) is outstanding, liquidity is less than the greater of (i) 15% of the loan cap and (ii) $17,500,000 at any time or (c) if any loan or letter of credit (other than any letter of credit that has been cash collateralized) is outstanding, excess availability is less than the greater of (i) 15% of the loan cap and (ii) $17,500,000 at any time, then the consolidated fixed charge coverage ratio, as of the last day of the most recently completed four consecutive fiscal quarters for which financial statements were required to have been delivered, may not be lower than 1.0:1.0. This financial covenant will remain in effect until the thirtieth consecutive day that all such triggers no longer exist. The results of operation and indebtedness of any unrestricted subsidiaries will not be taken into account for purposes of compliance with this financial covenant.

Events of Default. The ABL Facility contains customary events of default (subject to exceptions, thresholds and grace periods as set forth in the definitive documentation for the ABL Facility).

Note Purchase Agreement

On February 17, 2017, the Company and Keane Group Holdings, LLC were joined as guarantors to the note purchase agreement among KGH Intermediate Holdco II, LLC, KGH Intermediate Holdco I, LLC, Keane Frac, LP, Keane Frac GP, LLC and KS Drilling, LLC, certain financial institutions (collectively, the "Purchasers") and U.S. Bank National Association, as agent for the Purchasers (the "Agent"), and the parties also entered into an amendment (the “NPA Amendment”) to, among other things, (i) allow the Company to provide its financial statements and reports to the noteholders and calculate covenants and ratios using such financial statements, (ii) enter into an intercreditor agreement with Bank of America, N.A. as administrative agent and collateral agent under that certain ABL Facility, dated as of February 17, 2017, by and among Bank of America, N.A., Keane Group Holdings, LLC, as the lead borrower and the other borrowers parties thereto, the Company and the other guarantors party thereto and each lender from time to time party thereto and (iii) allow certain restricted payments. This description of the NPA Amendment is qualified in its entirety by reference to the full text of the NPA Amendment, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On February 21, 2017, the Company issued a press release announcing that it had entered into the ABL Facility. The press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Asset-Based Revolving Credit Agreement, dated February 17, 2017, by and among Keane Group Holdings, LLC, as the Lead Borrower, Keane Frac LP and KS Drilling, LLC, as borrowers, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative and collateral agent

10.2	Sixth Amendment to Note Purchase Agreement, dated as of February 17, 2017, by and among KGH Intermediate Holdco II, LLC, as Issuer, KGH Intermediate Holdco I, LLC, the other Note Parties party thereto, the required purchasers and U.S. Bank National Association, as agent for the purchasers

99.1	Press Release issued by Keane Group, Inc., dated February 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEANE GROUP, INC.

Dated: February 22, 2017
By: /s/ Kevin M. McDonald Kevin M. McDonald Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset-Based Revolving Credit Agreement, dated February 17, 2017, by and among Keane Group Holdings, LLC, as the Lead Borrower, Keane Frac LP and KS Drilling, LLC, as borrowers, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative and collateral agent

10.2	Sixth Amendment to Note Purchase Agreement, dated as of February 17, 2017, by and among KGH Intermediate Holdco II, LLC, as Issuer, KGH Intermediate Holdco I, LLC, the other Note Parties party thereto, the required purchasers and U.S. Bank National Association, as agent for the purchasers

99.1	Press Release issued by Keane Group, Inc., dated February 21, 2017